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                                                                    EXHIBIT 21.1



                              i2 Technologies, Inc.
                              List of Subsidiaries


                                                  Jurisdiction in
Name of subsidiary                                Which Organized
------------------                                ---------------
i2 Technologies Pty Ltd.                          Australia
iTWO Technologies Exports, Inc.                   Barbados
i2 Technologies N.V./S.A.                         Belgium
i2 Technologies do Brasil Ltda.                   Brazil
i2 Technologies (Canada), Inc.                    Canada
InterTrans Logistics Solutions Ltd.               Canada
i2 Technologies (Cayman Islands) Ltd.             Cayman Islands
i2 Technologies China Ltd.                        China
i2 Technologies A/S                               Denmark
i2 Technologies Oy                                Finland
i2 Technologies SARL                              France
i2 Technologies, GmbH                             Germany
Think Systems Private Limited                     India
i2 Technologies Srl                               Italy
i2 Technologies Japan, Inc.                       Japan
i2 Technologies (Korea), Inc.                     Korea
i2 Technologies (Mexico) S. de R.L.               Mexico
i2 Technologies (Netherlands) B.V.                Netherlands
InterTrans Logistics Solutions BV                 Netherlands
i2 Technologies (N.A.) N.V.                       Netherlands Antilles
i2 Technologies PTE Limited                       Singapore
MStar Pty Ltd.                                    South Africa
InterTrans Logistics AG                           Switzerland
i2 Technologies (Taiwan) Inc.                     Taiwan
i2 Technologies, Limited                          Delaware
i2 Technologies International Services, Inc.      Delaware
InterTrans Logistics Corp.                        Delaware
Sales Marketing Administration Research           Delaware
  Tracking Technologies, Inc.
SMART Technologies, Inc.                          Texas
Solution Dynamics, Inc.                           New Jersey
Stratman Software International, Inc.             Delaware
SupplyBase, Inc.                                  Delaware